CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT




We hereby consent to the use in the Form SB-2, Amendment 1, our report of Riverbank Factors, Inc. as of December 31, 1996 relating to the financial statements of Riverbank Factors, Inc., which appear in such Form SB-2, Amendment 1, dated June 10, 1997.








                              WEINBERG, PERSHES & COMPANY, P.A.
                              Certified Public Accountants



Boca Raton, Florida
June 13, 1997